The information in this prospectus supplement is not complete and may be changed.  The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS SUPPLEMENT DATED OCTOBER 3, 2007
PROSPECTUS SUPPLEMENT (To prospectus dated March 14, 2006)	Filed Pursuant to Rule 424(b)(2) File No. 333-132416

$375,000,000

Lincoln National Corporation

% Senior Notes Due 2037

This is an offering by Lincoln National Corporation of $375,000,000 aggregate principal amount of its   % Senior Notes due 2037 (the “notes”).

The notes will bear interest at a rate of       % per year. The notes will mature on October    , 2037.

We will pay interest on the notes on each April   and October    commencing on April   , 2008.

The notes will be issued in denominations of $2,000, and integral multiples of $1,000, will be our unsecured obligations and will rank equally in right of payment with all existing and future unsecured unsubordinated indebtedness.

We may redeem the notes in whole or in part prior to their maturity at any time at the redemption price described in “Description of the Notes – Optional Redemption.”

The notes will not be subject to redemption at the option of the holder or to any sinking fund payments.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to LNC (before expenses)

Per note	%	%	%
Total	$	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Goldman, Sachs & Co. expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream, Luxembourg or Euroclear, as the case may be, on or about October   , 2007 against payment therefor in immediately available funds.
____________________________________

Sole Book-Running Manager
Goldman, Sachs & Co.

October      , 2007

TABLE OF CONTENTS

Prospectus Supplement

 No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement and the accompanying base prospectus or information to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. You should not assume that information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “LNC,” “we,” “us” and “our” or similar terms are to Lincoln National Corporation and its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS—CAUTIONARY LANGUAGE

Except for historical information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, statements made, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, operations, trends or financial results. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Problems arising with the ability to successfully integrate our and Jefferson-Pilot Corporation’s (“Jefferson-Pilot”) businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;

•
A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end sales loads (“DFEL”) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products;

•	Ineffectiveness of LNC’s various hedging strategies used to offset the impact of declines in and volatility of the equity markets;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income including as a result of investor-owned life insurance business;

•
Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to LNC’s net income, including the impact of the applications of Statement of Position 07-1 and Statements of Financial Accounting Standard 157 and 159;

•
Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

S-iii

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;

•	Acts of terrorism, war, or other man-made and natural catastrophes that may adversely affect LNC’s businesses and the cost and availability of reinsurance;

•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that LNC can charge for its products;

•
The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and

•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. Other sections of this prospectus supplement, including “Risk Factors” beginning on page S-3, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission (the “SEC”) include additional factors which could impact our business and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

S-iv

SUMMARY

This summary contains basic information about LNC and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and the accompanying base prospectus, before making an investment decision.

LNC

For a detailed description of LNC’s business, the latest financial statements of LNC, management’s discussion and analysis of LNC’s financial condition and results of operations, and other important information concerning LNC, please refer to LNC’s Annual Report on Form 10-K for the year ended December 31, 2006, LNC’s Quarterly Report for the quarter ended June 30, 2007 and other documents filed with the SEC, which are incorporated by reference into this prospectus supplement. For more information, see “Documents Incorporated by Reference” in the accompanying base prospectus.

LNC is a holding company, which operates multiple insurance and investment management businesses as well as broadcasting and sports programming business through subsidiary companies. Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds and managed accounts. LNC was organized under the laws of the state of Indiana in 1968 and maintains its principal executive offices in Philadelphia, Pennsylvania. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies. Our principal executive office is located at Centre Square West Tower, 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102. Our telephone number is (215) 448-1400. At June 30, 2007, LNC had consolidated assets of $187.7 billion and consolidated shareholders’ equity of $11.8 billion. For the six months ended June 30, 2007, LNC had total revenue of $5.4 billion and net income of $0.8 billion. For the year ended December 31, 2006, LNC had total revenue of $9.1 billion and net income of $1.3 billion.

On April 3, 2006, Jefferson-Pilot, a financial services and broadcasting holding company, merged with and into one of our wholly owned subsidiaries. As a result of the merger with Jefferson-Pilot, we provide products and services in five operating businesses and report results through seven business segments, as follows:

(1) Individual Markets, which includes the Individual Annuities and Individual Life Insurance segments,

(2) Employer Markets, which includes the Retirement Products and Group Protection segments,

(3) Investment Management, which is an operating business and segment,

(4) Lincoln UK, which is an operating business and segment, and

(5) Lincoln Financial Media, which is an operating business and segment.

On June 7, 2007, we announced plans to explore strategic options for Lincoln Financial Media. We are evaluating a range of options including, but not limited to, divestiture strategies. At this time, there should be no assumption that this strategic review will result in any type of transaction.

We also have “Other Operations,” which includes the financial data for operations that are not directly related to the business segments, unallocated corporate items (such as investment income on investments related to the amount of statutory surplus in our insurance subsidiaries that is not allocated to our business units and other corporate investments, interest expense on short-term and long-term borrowings, and certain expenses, including restructuring and merger-related expenses) and the historical results of the former reinsurance segment, which was sold to Swiss Re Life & Health America Inc. (“Swiss Re”) in the fourth quarter of 2001, along with the ongoing amortization of deferred gain on the indemnity reinsurance portion of the transaction with Swiss Re.

The Offering

Issuer	Lincoln National Corporation.

Securities	$375,000,000 aggregate principal amount of % Senior Notes due 2037.

The notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000.

Aggregate Principal Amount	$375,000,000

Maturity Date	The notes will mature on October , 2037.

Interest	Interest on the notes will accrue from the issue date until maturity at % per year calculated using a 360-day year comprised of twelve 30-day months.

We will pay interest on the notes on each April and October commencing on April , 2008.

Use of Proceeds	We expect to contribute all of the net proceeds from this offering to one of our insurance subsidiaries. See “Use of Proceeds.”

Indenture	We will issue the notes under an indenture between us and The Bank of New York, as indenture trustee.

Ranking	The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future senior unsecured indebtedness.

As of June 30, 2007, our consolidated indebtedness aggregated approximately $4.3 billion. After giving pro forma effect to our offering in August 2007 of $300,000,000 aggregate principal amount of our 5.65% senior notes due 2012 and this offering, our outstanding indebtedness would have been approximately $5.0 billion.  See “Capitalization.”

The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us, which will rank equally to the notes. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Optional Redemption	We may redeem the notes in whole or in part prior to their maturity at any time at the redemption price described in “Description of the Notes—Optional Redemption.”

Form
The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC.

Trustee and Principal Paying Agent	The Bank of New York

Delivery and Clearance
We will deposit the global securities representing the notes with DTC in New York. You may hold an interest in the notes through DTC, Clearstream, Luxembourg or Euroclear Bank, as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Governing Law	New York

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus supplement and the accompanying base prospectus before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.

Risk Factors in Connection With the Ownership of the Notes

We operate through our subsidiaries and, as a result, the notes will effectively be subordinated to the liabilities of our subsidiaries.

Because we operate primarily through our insurance subsidiaries and our primary assets are our equity interests in those subsidiaries, our obligations, including the notes, are effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of our subsidiaries. As of June 30, 2007, our subsidiaries had approximately $172 billion of outstanding liabilities that effectively ranks and would rank senior to our current and future senior debt securities, unless the senior debt securities are guaranteed on a senior basis by these subsidiaries. Our subsidiaries may incur further indebtedness in the future. The notes are exclusively obligations of LNC. Our subsidiaries have no obligation to pay any amounts due on the notes. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. The notes are unsecured.

We and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

The terms of the indenture and the notes do not limit the incurrence by us or our subsidiaries of indebtedness. We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the notes. Furthermore, our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries and the ratings of our notes.

We may be unable to repay the notes if our subsidiaries are unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the notes will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary. We, as a holding company, are dependent upon dividends from our subsidiaries to enable us to service our outstanding debt, including the notes. See “—Risk Factors in Connection with Our Business—Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.”

An active trading market for the notes may not develop.

The notes are new issues of securities for which there is currently no public market. Any trading of the notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriter has advised us that it currently intends to make a market in the notes. However, it is not obligated to do so, and may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If the underwriter ceases to act as a market maker for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, if any, could cause the liquidity or market value of the notes to decline significantly.

The notes will be rated by Standard & Poor’s, Moody’s Investors Service and Fitch Investor Services. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. For more information about our ratings, see “—Risk Factors in Connection with Our Business—A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.”

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

The indenture governing the notes does not:

•
require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•
limit our ability or the ability of any of our subsidiaries to incur additional indebtedness, including indebtedness that is equal in right of payment to the notes or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of certain subsidiaries; or

•	limit the aggregate principal amount of senior debt securities that may be issued.

Risk Factors in Connection with Our Business

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

Our reserves for future policy benefits and claims may prove to be inadequate. We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims. For our life insurance and annuity products, we calculate these reserves based on many assumptions and estimates, including estimated premiums we will receive over the assumed life of the policy, the timing of the event covered by the insurance policy, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive. The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain. Accordingly, we cannot determine with precision the ultimate amounts that we will pay, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims. If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims. As a result, we would incur a charge to our earnings in the quarter in which we increase our reserves.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee revenue that we earn on equity-based variable annuities, unit-linked accounts, variable universal life insurance policies and investment advisory business, is based upon account values. Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee revenue. Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee revenue resulting from strong equity markets increases the expected gross profits (“EGPs”) from variable insurance products as do better than expected lapses, mortality rates and expenses. As a result, the higher EGPs may result in lower net amortized costs related to DAC, DSI, VOBA, and DFEL. However, a decrease in the equity market as well as increases in lapses, mortality rates and expenses depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA and DFEL and may have a material adverse effect on our results of operations and capital resources. For more information on DAC, DSI, VOBA and DFEL amortization, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” of the Form 10-K for the year ended December 31, 2006.

Changes in the equity markets, interest rates and/or volatility affects the profitability of our products with guaranteed benefits, therefore, such changes may have a material adverse effect on our business and profitability.

The amount of reserves related to the guaranteed minimum death benefits (“GMDB”) for variable annuities is tied to the difference between the value of the underlying accounts and the guaranteed death benefit, calculated using a benefit ratio approach. The GMDB reserves take into account the present value of total expected GMDB payments and the present value of total expected assessments over the life of the contract and claims and assessments to date. The amount of reserves related to the guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed income benefits (“GIB”) for variable annuities is based on the fair value of the underlying benefit. Both the level of expected GMDB payments and expected total assessments used in calculating the benefit ratio are affected by the equity markets. The liabilities related to GMWB and GIB benefits valued at fair value are impacted by changes in equity markets, interest rates and volatility. Accordingly, strong equity markets will decrease the amount of GMDB reserves that we must carry, and strong equity markets, increases in interest rates and decreases in volatility will generally decrease the fair value of the liabilities underlying the GMWB and GIB benefits.

Conversely, a decrease in the equity markets will increase the net amount at risk under the GMDB benefits we offer as part of our variable annuity products, which has the effect of increasing the amount of GMDB reserves that we must carry. Also, a decrease in the equity market along with a decrease in interest rates and an increase in volatility will generally result in an increase in the fair value of the liabilities underlying GMWB and GIB benefits, which has the effect of increasing the amount of GMWB and GIB reserves that we must carry. Such an increase in reserves would result in a charge to our earnings in the quarter in which we increase our reserves. We maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits. However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, extreme swings or liquidity in the equity and derivatives markets, contractholder behavior different than expected, and divergence between the performance of the underlying funds and hedging indices. For more information on our hedging program, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” of the Form 10-K for the year ended December 31, 2006.

Changes in interest rates may cause interest rate spreads to decrease and may result in increased contract withdrawals.

Because the profitability of our fixed annuity and interest-sensitive whole life, universal life and fixed portion of variable universal life insurance business depends in part on interest rate spreads, interest rate fluctuations could negatively affect our profitability. Changes in interest rates may reduce both our profitability from spread businesses and our return on invested capital. Some of our products, principally fixed annuities and interest-sensitive whole life, universal life and the fixed portion of variable universal life insurance, have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our “spread,” or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest sensitive products competitive. We therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments then available. Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbates this risk. Because we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our policies have guaranteed minimum interest or crediting rates, our spreads could decrease and potentially become negative.

Increases in interest rates may cause increased surrenders and withdrawals of insurance products. In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as policyholders seek to buy products with perceived higher returns. This process may lead to a flow of cash out of our businesses. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

Nationally recognized rating agencies rate the financial strength of our principal insurance subsidiaries and rate our debt. Ratings are not recommendations to buy our securities. Each of the rating agencies reviews its ratings periodically, and our current ratings may not be maintained in the future. Please see “Item 1. Business—Ratings” of the Form 10-K for the year ended December 31, 2006.

Our financial strength ratings, which are intended to measure our ability to meet policyholder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. The interest rates we pay on our borrowings are largely dependent on our credit ratings. A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry and make it more difficult for us to market our products as potential customers may select companies with higher financial strength ratings. This could lead to a decrease in fees as outflows of assets increase, and therefore, result in lower fee income. Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions. A downgrade of our debt ratings could affect our ability to raise additional debt with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital. In addition, a downgrade of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth at our insurance subsidiaries and to maintain or improve the current financial strength ratings of our principal insurance subsidiaries described above.

A drop in the rankings of the mutual funds that we manage as well as a loss of key portfolio managers could result in lower advisory fees.

While mutual funds are not rated, per se, many industry periodicals and services, such as Lipper, provide rankings of mutual fund performance. These rankings often have an impact on the decisions of customers regarding which mutual funds to invest in. If the rankings of the mutual funds for which we provide advisory services decrease materially, the funds’ assets may decrease as customers leave for funds with higher performance rankings. Similarly, a loss of our key portfolio managers who manage mutual fund investments could result in poorer fund performance, as well as customers leaving these mutual funds for new mutual funds managed by the portfolio managers. Any loss of fund assets would decrease the advisory fees that we earn from such mutual funds, which are generally tied to the amount of fund assets and performance. This would have an adverse effect on our results of operations.

Our businesses are heavily regulated and changes in regulation may reduce our profitability.

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business. The supervision and regulation relate to numerous aspects of our business and financial condition. The primary purpose of the supervision and regulation is the protection of our insurance policyholders, and not our investors. The extent of regulation varies, but generally is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things:

•	standards of minimum capital requirements and solvency, including risk-based capital measurements;

•	restrictions of certain transactions between our insurance subsidiaries and their affiliates;

•	restrictions on the nature, quality and concentration of investments;

•	restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;

•	limitations on the amount of dividends that insurance subsidiaries can pay;

•	the existence and licensing status of the company under circumstances where it is not writing new or renewal business;

•	certain required methods of accounting;

•	reserves for unearned premiums, losses and other purposes; and

•
assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

We may be unable to maintain all required licenses and approvals and our business may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of June 30, 2007, no state insurance regulatory authority had imposed on us any substantial fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

In addition, Lincoln Financial Network and Lincoln Financial Distributors, as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and the National Association of Securities Dealers (“NASD”). Our Investment Management segment, like other investment management companies, is subject to regulation and supervision by the SEC, NASD, the Municipal Securities Rulemaking Board, the Pennsylvania Department of Banking and jurisdictions of the states, territories and foreign countries in which they are licensed to do business. Lincoln UK is subject to regulation by the Financial Services Authority in the U.K. These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations. Finally, our television and radio operations require a license, subject to periodic renewal, from the FCC to operate. While management considers the likelihood of a failure to renew remote, any station that fails to receive renewal would be forced to cease operations.

Many of the foregoing regulatory or governmental bodies have the authority to review our products and business practices and those of our agents and employees. In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular “sweep” inquiries and more detailed review of disclosure documents. These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

For further information on regulatory matters relating to us, see “Item 1. Business—Regulatory” of the Form 10-K for the year ended December 31, 2006.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

There continues to be a significant amount of federal and state regulatory activity in the industry relating to numerous issues including, but not limited to, market timing and late trading of mutual fund and variable and indexed insurance products and broker-dealer access arrangements. Like others in the industry, we have received inquiries including requests for information and/or subpoenas from various authorities including the SEC, NASD and the New York Attorney General, as well as notices of potential proceedings from the SEC and NASD. We are in the process of responding to, and in some cases have settled or are in the process of settling, certain of these inquiries and potential proceedings. We continue to cooperate fully with such authorities. In addition, we are, and in the future may be, subject to legal actions in the ordinary course of our insurance and investment management operations, both domestically and internationally. Pending legal actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects.

Changes in U.S. federal income tax law could make some of our products less attractive to consumers and increase our tax costs.

The Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) as well as the Jobs and Growth Tax Relief Reconciliation Act of 2003 contain provisions that have and will (in the absence of any further legislation) continue, near term, to significantly lower individual tax rates. These may have the effect of reducing the benefits of deferral on the build-up of value of annuities and life insurance products. EGTRRA also includes provisions that will eliminate, over time, the estate, gift and generation-skipping taxes and partially eliminate the step-up in basis rule applicable to property held in a decedent’s estate. Many of these provisions expire in 2010, unless extended. The Bush Administration continues to propose that many of the foregoing rate reductions, as well as elimination of the estate tax, be made permanent, and continues to propose several tax-favored savings initiatives, that, if enacted by Congress, could also adversely affect the sale of our annuity, life and tax-qualified retirement products and increase the surrender of such products. Although we cannot predict the overall effect on the sales of our products of the tax law changes included in these Acts, some of these changes might hinder our sales and result in the increased surrender of insurance products.

In addition, changes to the Internal Revenue Code, administrative rulings or court decisions could increase our effective tax rate. In this regard, on August 16, 2007, the Internal Revenue Service issued a revenue ruling which purports, among other things, to modify the calculation of separate account deduction for dividends received by life insurance companies. Subsequently, the IRS issued another revenue ruling that suspended the August 16 ruling and announced a new regulation project on the issue.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

We are a holding company, and we have no direct operations. Our principal asset is the capital stock of our insurance, investment management and communication company subsidiaries.

Our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders and corporate expenses depends upon the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions, including laws establishing minimum solvency and liquidity thresholds. Changes in these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses.

We face a risk of non-collectibility of reinsurance, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as ceding). At the end of 2006, we have ceded approximately $334 billion of life insurance in-force to reinsurers for reinsurance protection. Although reinsurance does not discharge our subsidiaries from their primary obligation to pay policyholders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of June 30, 2007, we had $8.2 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts. Of this amount, $4.2 billion relates to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement. During 2004, Swiss Re funded a trust to support this business. The balance in the trust changes as a result of ongoing reinsurance activity and was $1.8 billion at June 30, 2007. In addition, should Swiss Re’s financial strength ratings drop below either S&P AA- or AM Best A or their NAIC risk based capital ratio fall below 250%, assets equal to the reserves supporting business reinsured must be placed into a trust according to pre-established asset quality guidelines. Furthermore, approximately $2.2 billion of the Swiss Re treaties are funds-withheld structures where we have a right of offset on assets backing the reinsurance receivables.

Included in the business sold to Swiss Re through indemnity reinsurance in 2001 was disability income business. Swiss Re is disputing its obligation to pay approximately $80 million of reinsurance recoverables on certain of this income disability business. We have agreed to arbitrate this dispute with Swiss Re.  Although the outcome of the arbitration is uncertain, we currently believe that it is probable that we will ultimately collect the full amount of the reinsurance recoverable from Swiss Re and that Swiss Re will ultimately remain at risk on all of its obligations on the disability income business that it acquired from us in 2001.

During the third quarter of 2006 one of The Lincoln National Life Insurance Company’s (“LNL”) reinsurers, Scottish Re Group Ltd (“Scottish Re”), received rating downgrades from various rating agencies. At June 30, 2007, of the $1.0 billion of fixed annuity business that LNL reinsures with Scottish Re, approximately 73% is reinsured through the use of modified coinsurance treaties, in which LNL possesses the investments that support the reserves ceded to Scottish Re. For its annuity business ceded on a coinsurance basis, Scottish Re had previously established an irrevocable investment trust for the benefit of LNL that supports the reserves. In addition to fixed annuities, LNL has approximately $93 million of policy liabilities on the life insurance business it reinsures with Scottish Re. Scottish Re continues to perform under its contractual responsibilities to LNL.

The balance of the reinsurance is due from a diverse group of reinsurers. The collectibility of reinsurance is largely a function of the solvency of the individual reinsurers. We perform annual credit reviews on our reinsurers, focusing on, among other things, financial capacity, stability, trends and commitment to the reinsurance business. We also require assets in trust, letters of credit or other acceptable collateral to support balances due from reinsurers not authorized to transact business in the applicable jurisdictions. Despite these measures, a reinsurer’s insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract, especially Swiss Re, could have a material adverse effect on our results of operations and financial condition.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance.

We reinsure a significant amount of the mortality risk on fully underwritten newly issued, individual life insurance contracts. We regularly review retention limits for continued appropriateness and they may be changed in the future. If we were to experience adverse mortality or morbidity experience, a significant portion of that would be reimbursed by our reinsurers. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers not willing to offer coverage. If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes may adversely impact liabilities for policyholder claims and the availability of reinsurance.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism or other event that causes a large number of deaths or injuries. Significant influenza pandemics have occurred three times in the last century, but the likelihood, timing, or the severity of a future pandemic cannot be predicted. In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Pandemics, hurricanes, earthquakes and man-made, including terrorism, catastrophes may produce significant damage in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the liabilities we have established will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to attract and retain sales representatives and other employees, particularly financial advisors.

We compete to attract and retain financial advisors, wholesalers, portfolio managers and other employees, as well as independent distributors of our products. Intense competition exists for persons and independent distributors with demonstrated ability. We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial position. Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining financial advisors, wholesalers, portfolio managers and other employees, as well as independent distributors of our products.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives. These representatives are not captive, which means they may also sell our competitors’ products. If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors’ products instead of ours.

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive. We compete based on a number of factors including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength, and claims-paying and credit ratings. Our competitors include insurers, broker-dealers, financial advisors, asset managers and other financial institutions. A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.

In recent years, there has been substantial consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. We expect consolidation to continue and perhaps accelerate in the future, thereby increasing competitive pressure on us.

Losses due to defaults by others could reduce our profitability or negatively affect the value of our investments.

Third parties that owe us money, securities or other assets may not pay or perform their obligations. These parties include the issuers whose securities we hold, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons. A downturn in the United States and other economies could result in increased impairments.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of U.S. GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards or guidance issued by recognized authoritative bodies, including the Financial Accounting Standards Board. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations. For example, we are currently examining the impact of Statements of Financial Accounting Standards No. 157 "Fair Value Measurements" and No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" For more information on Statements of Financial Accounting Standards No. 157 and No. 159 and other accounting pronouncements, see Note 2 to the Consolidated Financial Statements contained in our Form 10-Q for the quarter ended June 30, 2007.

We may have difficulty integrating Jefferson-Pilot and may incur substantial unexpected costs in connection with the integration.

We may experience material unanticipated difficulties or expenses in connection with integrating Jefferson-Pilot, especially given the relatively large size of the merger. Integrating Jefferson-Pilot with us is a complex, time-consuming and expensive process. Before the merger, we and Jefferson-Pilot operated independently, each with its own business, products, customers, employees, culture and systems.

We may seek to combine certain operations, functions and legal entities using common information and communication systems, operating procedures, financial controls and human resource practices, including training, professional development and benefit programs. We may be unsuccessful or delayed in implementing the integration of these systems and processes, which may cause increased operating costs, worse than anticipated financial performance or the loss of clients, employees and agents. Many of these factors are outside our control.

Anti-takeover provisions could delay, deter or prevent our change in control even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law. Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us. Also, provisions in our articles of incorporation, bylaws and other agreements to which we are a party could delay, deter or prevent our change in control, even if a change in control would be beneficial to shareholders. In addition, under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on stockholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent. One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an “interested shareholder”) for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the board of directors prior to such person becoming an interested shareholder. In addition, our articles of incorporation contain a provision requiring holders of at least three-fourths of our voting shares then outstanding and entitled to vote at an election of directors, voting together, to approve a transaction with an interested shareholder rather than the simple majority required under Indiana law.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control. As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled. The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval. Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company or insurance company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

USE OF PROCEEDS

We estimate that, after deducting expenses and underwriting discounts and commissions, our net proceeds from this offering will be approximately $              .  We expect to contribute all of the net proceeds from this offering to a new wholly-owned insurance subsidiary.  This new subsidiary was created for the purpose of reinsuring the policy liabilities of our existing insurance affiliates, primarily related to statutory reserves on universal life products with secondary guarantees.  These reserves are calculated under prevailing statutory reserving requirements as promulgated under Actuarial Guideline 38 (also known as “AXXX”). We expect the transaction will release approximately $300 million of capital currently supporting our universal life products with secondary guarantees.  We intend to use the released capital for general corporate purposes, including for share repurchase and to support future business growth.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2007 and includes adjustments resulting from the offering in August 2007 of $300,000,000 aggregate principal amount of our 5.65% senior notes due 2012 and this offering. The “Actual” column reflects our capitalization as of June 30, 2007 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The “Adjusted for Offerings” column reflects pro forma adjustments to reflect our August 2007 offering and this offering. The following data is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and notes thereto incorporated in this prospectus supplement and the accompanying base prospectus by reference.

	June 30, 2007
	Actual	Adjusted for Offerings
	(In millions)
Short-term debt
Commercial paper	$30	$30
Current maturities of long-term debt	200	200

Total short-term debt	230	230

Long-term debt
Senior Notes:
Notes offered	—	375
5.65% notes, due 2012(1)	—	300
LIBOR + 11 bps notes, due 2009	500	500
6.20% notes, due 2011	250	250
LIBOR + 6.435 bps EXtendible Liquidity Securities® , due 2011	200	200
4.75% notes, due 2014	285	285
4.75% notes, due 2014	200	200
7% notes, due 2018	200	200
6.15% notes, due 2036	497	497
LIBOR + 8 bps notes, due 2010	250	250

Total senior notes	2,382	3,057

Junior subordinated debentures issued to affiliated trusts:
6.75% notes, due 2052	155	155

Total junior subordinated debentures issued to affiliated trusts	155	155

Capital securities:
6.75% due 2066	275	275
7% due 2066	796	796
6.05% due 2067	500	500

Total capital securities	1,571	1,571

Total long-term debt	4,108	4,783

Total debt	$4,338	$5,013

Shareholders’ equity
Series A preferred stock	$1	$1
Common stock and additional paid-in capital	7,363	7,363
Retained earnings	4,323	4,323
Accumulated other comprehensive income	149	149

Total shareholders’ equity	$11,836	$11,836

Total capitalization	$16,174	$16,849

_________________
(1)	Our 5.65% senior notes due 2012 were issued in an offering in August 2007.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF LNC

The following table presents our selected historical consolidated financial data at June 30, 2007 and 2006 and at December 31, 2006, 2005, 2004, 2003 and 2002, respectively. The selected financial data at June 30, 2007 and 2006 and for the six months ended June 30, 2007 and 2006, respectively, is derived from our unaudited financial statements. The selected financial data for the years ended December 31, 2006, 2005, 2004, 2003 and 2002, respectively, is derived from our audited financial statements for those years. On April 3, 2006, we completed our merger with Jefferson-Pilot and have included the results of operations and financial condition of Jefferson-Pilot in our selected financial data beginning on April 3, 2006. Our selected financial data for the years ended December 31, 2005, 2004, 2003 and 2002, respectively, exclude the results of operations and financial condition of Jefferson-Pilot. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(millions of dollars, except per share data)
Consolidated Summaries of Income
Total revenue	$5,411	$3,917	$9,063	$5,475	$5,351	$5,284	$4,636
Income before cumulative effect of accounting changes	772	570	1,316	831	732	767	49
Cumulative effect of accounting changes	—	—	—	—	(25)	(255)	—

Net Income	$772	$570	$1,316	$831	$707	$512	$49

Per Share Data(1)
Net Income-diluted	$2.79	$2.47	$5.13	$4.72	$3.95	$2.85	$0.26
Net Income-basic	2.83	2.51	5.21	4.80	4.01	2.89	0.27
Common stock dividends	0.79	0.76	1.535	1.475	1.415	1.355	1.295

	At June 30,		At December 31,
	2007	2006	2006	2005	2004	2003	2002
	(millions of dollars, except per share data)
Consolidated Period-End Balance Sheet Items
Assets	$187,650	$167,380	$178,494	$124,860	$116,219	$106,745	$93,185
Senior notes	2,382	2,330	2,231	999	1,049	1,118	1,119
Junior subordinated debentures issued to affiliated trusts	155	330	155	334	340	341	393
Capital securities	1,571	1,072	1,072	—	—	—	—
Shareholders’ equity	11,836	11,404	12,201	6,384	6,176	5,812	5,348
Period-End Per Share Data(1)
Shareholders’ equity (including accumulated other comprehensive income)	$43.57	$40.48	$44.21	$36.69	$35.53	$32.56	$30.10
Shareholders’ equity (excluding accumulated other comprehensive income)	43.02	40.60	41.99	33.66	30.17	27.69	25.97
Market value of common stock	70.95	56.44	66.40	53.03	46.68	40.37	31.58

______________________
(1)
Per share amounts were affected by the issuance of 112.3 million shares for the acquisition of Jefferson-Pilot and the retirement of 16.9 million, 2.3 million, 7.6 million and 12.1 million shares of common stock in 2006, 2005, 2004 and 2002, respectively, and 7.2 million shares of common stock in the six months ended June 30, 2007. Per share amounts assume the conversion of our outstanding Series A preferred stock. Each share of Series A preferred stock is convertible into 16 shares of common stock.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the captions “Description of Securities We May Sell—Debt Securities—Senior Debt Securities” in the accompanying base prospectus.

General

The          % Senior Notes due 2037 will be issued under an indenture dated as of September 15, 1994, as supplemented and amended by the First Supplemental Indenture dated as of November 1, 2006, between us and The Bank of New York, as trustee (the “indenture”). The notes will mature on October    ,  2037.

The notes will initially be limited to $375,000,000 in aggregate principal amount. We may, however, without the consent of any then-existing holders of notes, “reopen” the notes and issue an unlimited principal amount of additional notes of this series in the future. These additional notes will be deemed part of the same series as the notes offered hereby.

Unless previously redeemed or purchased and cancelled, we will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal and interest on the notes in U.S. dollars.

The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future senior unsecured indebtedness. The indenture does not limit the aggregate principal amount of senior debt securities that may be issued.

The notes will be redeemable by us at any time prior to maturity as described below under “—Optional Redemption.”

The notes will not be subject to a sinking fund. The notes will be issued in fully registered book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000. The notes will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee, as further described below.

The provisions of the indenture relating to defeasance, which are described under the caption “Description of the Securities We May Sell—Debt Securities—Senior Debt Securities—Defeasance” in the accompanying base prospectus, will apply to the notes.

If the scheduled maturity date for the notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date.

Interest

The notes will bear interest at a rate of      %. Interest on the notes will accrue from October    , 2007 or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date. We will make interest payments on the notes semi-annually in arrears on April    and October    of each year, beginning on April   , 2008, to the person in whose name such notes are registered at the close of business on the immediately preceding March   or September   , as applicable. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date for the fixed rate notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Optional Redemption

The notes are redeemable, in whole or in part, at our option, at any time or from time to time, upon mailed notice to the registered address of each holder of notes at least 30 days but not more than 60 days prior to the redemption. The redemption price will be the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the make-whole amount, plus in each case accrued and unpaid interest to the date of redemption.

“Make-whole amount” means the sum of the present values of the remaining scheduled payments (as defined below) on the fixed rate notes, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable treasury rate (as defined below) plus    basis points.

“Comparable treasury issue” means the U.S. Treasury security selected by a reference treasury dealer as having an actual or interpolated maturity comparable to the remaining term of the notes called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.

“Comparable treasury price” means, with respect to a redemption date (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

“Quotation agent” means the entity appointed by us to determine the make-whole amount.

“Reference treasury dealer” means (1) Goldman, Sachs & Co. and (2) any additional primary U.S. government securities dealers in New York City (each, a “primary treasury dealer”) selected by us and their successors, provided, however, that if any of them ceases to be a primary treasury dealer we will substitute another primary treasury dealer.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining scheduled payments” means the remaining scheduled payments of principal and interest on the notes called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the notes called for redemption, the amount of the next succeeding scheduled interest payment on such notes will be reduced by the amount of interest accrued to such redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date.

We will prepare and mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. On and after a redemption date, interest will cease to accrue on the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before a redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee pro rata or by lot or by a method the trustee deems to be fair and appropriate.

Regarding the Trustee

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Book-Entry System

Upon issuance, the notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interest in the notes held by DTC through Clearstream Bank, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V. as operator of the Euroclear System (the “Euroclear operator”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such note for all purposes under the indenture or other governing documents. Except as provided below, the actual owners of the notes represented by a note (the “beneficial owner”) will not be entitled to have the notes represented by such note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that LNC requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the notes in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the NASD. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the limited circumstances that may be provided in the indenture.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to LNC as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the notes will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or the LNC, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of LNC or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to LNC or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. LNC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriter. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter or agents for the notes. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If and to the extent this prospectus supplement with respect to any of the notes indicates that investors may elect to hold interests in the notes through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by beneficial owners of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners that acquire the notes pursuant to the offering at the initial offering price and who will hold the notes as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to holders of the notes in light of their particular circumstances or to holders subject to special rules (such as broker-dealers, banks or other financial institutions, insurance companies, partnerships or other pass-through entities, tax-exempt organizations, persons that have a functional currency other than the U.S. dollar, and persons who hold the notes as part of a hedge, straddle or other integrated transaction). This summary does not address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

For purposes of the following discussion, a “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of the following discussion, a “non-U.S. holder” means a beneficial owner of a note that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. person for U.S. federal income tax purposes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns any of the notes, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the notes, you should consult your tax advisors.

Persons considering the purchase of the notes should consult their own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

U.S. Holders

Interest on the Notes. It is expected, and this discussion assumes, that the notes will be issued with no more than a de minimis amount of original issue discount for U.S. federal tax purposes. Accordingly, you will generally be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with your regular method of accounting for U.S. federal income tax purposes.

In certain circumstances, we may pay amounts on the notes that are in excess of the stated interest on or principal of the notes. We intend to take the position that the possibility that any such payment will be made is remote so that such possibility will not affect the timing or amount of interest income that you recognize, as discussed above, unless and until any such excess payment is made. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take the position that the possibility of an excess payment is not remote, in which case the character and amount of taxable income in respect of the notes may be different from that described above. If we do pay amounts on the notes that are in excess of the stated interest on or principal of the notes, you should consult your own tax advisor about the tax treatment of such amounts.

Disposition of Notes. Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition (except to the extent of accrued but unpaid interest, which will be taxable as ordinary income) and such holder’s adjusted tax basis in the notes. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. holder has held the note for more than one year. Long-term capital gains of noncorporate U.S. holders that are recognized in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting requirements generally apply in connection with payments on the notes to, and the proceeds from a sale or other disposition of the notes by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax (currently at a rate of 28%) on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Any backup withholding from a payment to a U.S. holder will be allowed as a credit against such U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Interest on the Notes. Subject to the discussion of backup withholding below, U.S. federal withholding tax will not apply to any payment of interest on a note to a non-U.S. holder if the interest qualifies for the “portfolio interest exemption.” This will be the case provided that the non-U.S. holder:

•	does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person, which certification may be made on an IRS Form W-8BEN or successor form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals, particularly entities treated as partnerships for U.S. federal income tax purposes and certain other flow through entities, and to non-U.S. holders acting as (or holding notes through) intermediaries.

If the portfolio interest exemption does not apply, payments of interest will be subject to U.S. federal withholding tax at a 30% tax rate, unless the non-U.S. holder provides us with a properly executed: (1) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), such holder (although exempt from U.S. federal withholding tax at the 30% tax rate) will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the holder were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.

Disposition of Notes. Subject to the discussion of backup withholding below, any gain realized on the disposition of a note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the conduct of a trade or business in the United States by the holder (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), or (ii) the holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met in which case such holder will generally be subject to a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain. If (i) applies and the non-U.S. holder is a corporation, such holder may be subject to the branch profits tax referred to above, unless the holder qualifies for a lower rate or an exemption from such branch profits tax under an applicable income tax treaty.

Information Reporting and Backup Withholding. In general, information reporting and backup withholding will not apply to a payment of interest on a note to a non-U.S. holder, or to proceeds from the disposition of a note by a non-U.S. holder, in each case, if the holder certifies under penalties of perjury that it is a non-U.S. holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided the required information is timely furnished to the IRS. In general, if a note is not held through a qualified intermediary, the amount of payments made on that note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated October    , 2007, the underwriter has agreed to purchase, and we have agreed to sell to it all of the $375,000,000 aggregate principal amount of the notes offered hereby.

Under the terms and conditions of the underwriting agreement, if the underwriter takes any of the notes, then the underwriter is obligated to take and pay for all of the notes.

The underwriter initially proposes to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a selling concession not in excess of       % of the principal amount of the notes. The underwriter may allow, and dealers may reallow, a selling concession not in excess of          % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in offering the notes. We estimate that we will spend approximately $1,100,000 for printing, rating agency, trustees and legal fees and other expenses allocable to the offering.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect thereof.

The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers.  The notes are a new issue of securities with no established trading market.  We have been advised by the underwriter that it intends to make a market in the notes but it is not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriter may purchase and sell notes in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriter of a greater number of notes than it is required to purchase in the offering.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities, as well as other purchases by the underwriter for its own account, may stabilize, maintain or otherwise affect the market price of the notes.  As a result, the price of the notes may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriter at any time.  These transactions may be effected in the over-the-counter market or otherwise.

From time to time, Goldman, Sachs & Co. has provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which it has received and may continue to receive customary fees and commissions. Affiliates of Goldman, Sachs & Co. acted as lenders in a $1.0 billion line capacity and a $1.6 billion line of credit facility.  The underwriter may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as a distributor of various life, annuity and investment products of our subsidiaries.

VALIDITY OF THE NOTES

The validity of the notes offered in this offering will be passed upon for us by Blank Rome LLP and for the underwriter by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report on Form 10-K for the year ended December 31, 2006 (including schedules appearing therein), and LNC management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Jefferson-Pilot Corporation appearing in Jefferson-Pilot Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 (including schedules appearing therein), and Jefferson-Pilot management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Depositary Shares
Stock Purchase Units

Lincoln National Capital VII
Lincoln National Capital VIII
Lincoln National Capital IX
Trust Preferred Securities
fully and unconditionally guaranteed, as described herein,
by Lincoln National Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus.

Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on the New York, Chicago and Pacific Stock Exchanges, under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 14, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

For North Carolina Residents: The Commissioner of Insurance for the State of North Carolina has not approved or disapproved these securities nor has the Commissioner ruled upon the accuracy or adequacy of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the SEC under the Securities Act. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at:

•
the public reference room maintained by the SEC in Washington, D.C. (100 F Street, N.E., Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

Information about us is also available on our website at http://www.lfg.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-6028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005;

•
Our Current Reports on Form 8-K filed with the SEC on January 20, February 16, March 4, May 12 (except Item 7.01 on such Form 8-K shall not be deemed incorporated by reference herein), October 11 and December 27, 2005 and January 13, January 20, January 31, February 13, February 14 (one report), and February 28, 2006;

•	The description of our Common Stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•
The description of our Common Stock purchase rights contained in our Registration Statement on Form 8-A/A, Amendment No. 1, filed with the SEC on December 2, 1996, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan and copies of the Plan. Please direct your oral or written request to:

C. Suzanne Womack
2nd Vice President & Secretary
1500 Market Street, Ste. 3900
Philadelphia, PA 19102
215-448-1475

DESCRIPTION OF SECURITIES WE MAY SELL

Debt Securities

Senior Debt Securities

We may issue the senior debt securities in one or more series under an indenture dated as of September 15, 1994 between LNC and The Bank of New York, as trustee. For purposes of this section, we refer to the indenture, as supplemented from time to time, as the “indenture” and to The Bank of New York or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee.” The indenture and the form of the senior debt securities are filed as exhibits to the registration statement that includes this prospectus. The indenture has been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

This summary of the indenture and the senior debt securities relates to terms and conditions applicable to the senior debt securities generally. We will summarize the particular terms of any series of senior debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indenture and the senior debt securities set forth below and the summary of the material terms of a particular series of senior debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the indenture and the senior debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the senior debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of senior debt securities which we may issue under it, and it provides that senior debt securities may be issued up to the aggregate principal amount that we authorize from time to time.

Please refer to the applicable prospectus supplement for the following terms of a particular series of senior debt securities being offered:

•	the title, aggregate principal amount and authorized denominations of the senior debt securities;

•	the percentage of their principal amount at which the senior debt securities will be issued;

•	the date or dates on which the senior debt securities will mature;

•	the rate or rates per annum (which may be fixed or variable), if any, at which the senior debt securities will bear interest or the method of determining or calculating such rate or rates;

•	the times at which any such interest will be payable;

•
the currency or units of two or more currencies in which the senior debt securities are denominated and in which principal and any premium, interest and additional amounts (described below) will or may be payable;

•
the dates, if any, on which and the price or prices at which we may redeem the senior debt securities pursuant to any optional or mandatory sinking fund provisions, and other terms and provisions of any sinking fund;

•	any redemption terms or any terms for repayment of principal amount at the option of the holder;

•	whether and under what circumstances we will pay additional amounts in respect of certain taxes imposed on certain holders or as otherwise provided;

•
the terms and conditions upon which such senior debt securities may be convertible into shares of our common stock or our other securities, including the conversion price, conversion period and other conversion provisions;

•	the defeasance provisions, if any, that are applicable to the senior debt securities (other than those described in this prospectus);

•
whether the senior debt securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in senior debt securities issued in global form may be exchanged, in whole or in part, for the individual senior debt securities represented by the global senior debt security and the initial depository for the global senior debt security;

•
the person to whom any interest on a registered security is payable, if other than the registered holder, or the manner in which any interest is payable on a bearer security if other than upon presentation of the related coupons; or

•	any other specific terms of the senior debt securities.

Principal, interest and premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the prospectus supplement relating thereto.

Unless we specify otherwise in the applicable prospectus supplement, we will issue the senior debt securities in fully registered form without coupons. When we issue senior debt securities of any series in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the senior debt securities and to payment on and transfer and exchange of the senior debt securities.

We may issue senior debt securities as discounted senior debt securities that bear no interest or that bear interest at a below market rate at the time of issuance to be sold at a substantial discount below their stated principal amount. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted senior debt securities in the applicable prospectus supplement.

If the purchase price of any senior debt securities is payable in one or more foreign currencies or currency units or if any senior debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium, or interest, if any, on, any senior debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to the senior debt securities and foreign currency or currency units in the applicable prospectus supplement.

Holders may present senior debt securities for exchange, and holders may present registered senior debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the applicable prospectus supplement. Holders of senior debt securities in bearer form and the related coupons may transfer them by delivery. No service charge will be made for any transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. (Section 2.06)

If the senior debt securities are convertible into shares of common stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable prospectus supplement.

Form, Registration, Transfer and Exchange

We may issue senior debt securities of a series solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. We may issue senior debt securities of a series in whole or part in the form of one or more global senior debt securities, which we refer to in this prospectus as “global securities”, as described below under “Global Senior Debt Securities.”

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for the bearer security. Instead, that interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities. (Sections 2.06, 2.12 and 4.01)

Holders may present senior debt securities for exchange as provided above, and unless otherwise indicated in the applicable prospectus supplement, holders may present registered securities for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent that we designate for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the indenture. The transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time rescind the designation of any transfer agent. However, no such designation or rescission will in any manner relieve us of our obligation to maintain an office or agency in each place of payment for senior debt securities of a series. We may at any time designate additional transfer agents with respect to any series of senior debt securities. (Sections 2.06 and 4.02)

If senior debt securities of any series are redeemed, we will not be required to:

•	register the transfer or exchange of senior debt securities of that series during a 15-day period before the selection of the securities of that series to be redeemed;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•
exchange any bearer security called for redemption except, to the extent provided with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, to exchange such bearer security for a registered security of that series of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on registered securities will be made at the office of the paying agent or paying agents that we may designate from time to time. However, at our option, we may make payment of interest and any additional amounts by check or draft mailed to the address, as it appears in the senior debt security register, of the person or entity entitled to the payment. Unless otherwise indicated in an applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person or entity in whose name the registered security is registered at the close of business on the record date for such interest. (Section 4.01)

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on bearer securities will be payable in accordance with applicable laws and regulations at the offices of those paying agents outside the U.S. as we may designate from time to time, or by check or by transfer to an account maintained by the payee outside the U.S. Unless otherwise indicated in the applicable prospectus supplement, we will make interest payments on bearer securities only against surrender of the coupon relating to that interest installment. (Sections 2.06, 4.01, and 4.02)

We will initially designate paying agents in or outside the U.S. for the senior debt securities in the applicable prospectus supplement. If the senior debt securities of a series are listed on a stock exchange located outside the U.S. and if the stock exchange requires it, we will maintain a paying agent for that series in London, Luxembourg or any other required city located outside the U.S. so long as the senior debt securities of that series are listed on that exchange. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, no such designation or rescission shall in any manner relieve us of our obligation to maintain an office or agency in each place of payment. (Section 4.02)

All monies that we pay to a paying agent for the payment of principal of or interest or additional amounts, if any, on any senior debt security which remain unclaimed at the end of one year after becoming due and payable will be repaid to us. After that time, the holder of the senior debt security or coupon will look only to us for payment of those amounts. (Section 4.03)

Global Senior Debt Securities

We may issue the senior debt securities of a series in the form of one or more global securities that we will deposit with a depository or its nominee identified in the applicable prospectus supplement. In such a case, we will issue one or more global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding senior debt securities of the series to be represented by such global security or global securities. Unless and until it is exchanged in whole or in part for senior debt securities in registered form, a global security may not, subject to certain exceptions, be registered for transfer or exchange except to the depository for the global security or a nominee of the depository. (Sections 2.01 and 2.06)

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of senior debt securities will be exchangeable for individual senior debt securities of that series in the following circumstances:

•	if a depository is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days;

•	at any time in our sole discretion if we determine not to have any senior debt securities of that series represented by a global security;

•
if we so specify with respect to a series of senior debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing senior debt securities of that series if the exchange is made on terms acceptable to us, the trustee and the depository; or

•	a senior debt security event of default has occurred and is continuing with respect to that series of senior debt securities. (Section 2.01)

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for any portion of a series of senior debt securities to be represented by a global security in the applicable prospectus supplement.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (which we refer to in this prospectus as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that Debt. (Section 4.06)

For purposes of the indenture, “Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of that subsidiary and any other subsidiary which our board of directors designates as a Restricted Subsidiary. (Section 1.01)

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any Restricted Subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more Restricted Subsidiaries;

•
the disposition of all or any part of the capital stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•
an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any Restricted Subsidiary. (Section 4.07)

For the purposes of the indenture, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock. (Section 1.01)

Defaults and Remedies

A “senior debt security event of default” with respect to senior debt securities of any series is defined in the indenture as being any one of the following events:

(a)	default for 30 days in payment of any interest or additional amounts on the senior debt securities of that series;

(b)
default in payment of principal or premium, if any, on the senior debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(c)
default in payment of any sinking fund installment when due and payable, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(d)
our default in the performance or breach of any of our other covenants or warranties relating to the senior debt securities of that series for a period of 60 days after written notice has been provided to us by the trustee or to us and the trustee by the registered holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e)	certain events involving our bankruptcy or insolvency; or

(f)	other events of default as specified in the supplemental indenture or board resolution under which that series of senior debt securities was issued. (Section 6.01)

The indenture provides that if a senior debt security event of default described in clauses (a), (b), (c) or, in the event of a default with respect to less than all outstanding series under the indenture, (d) above has occurred and is continuing with respect to one or more series, either the trustee or the holders of 25% in principal amount of the outstanding senior debt securities of that series (each series voting as a separate class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to the senior debt securities of that series to be due and payable immediately. (Section 6.01)

The indenture also provides that if a senior debt security event of default described in clause (d) (in the event of a default with respect to all outstanding series) or (e) above has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all senior debt securities then outstanding (voting as one class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to all outstanding senior debt securities to be due and payable immediately. (Section 6.01)

Upon certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series (or of all series, as the case may be) may annul declarations of acceleration and waive past defaults, other than defaults in the payment of principal of, or premium, interest or additional amounts, if any, on the senior debt securities. (Sections 6.01 and 6.10)

Holders may not enforce the indenture or the senior debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the senior debt securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the senior debt securities of any series may direct the trustee in its exercise of any trust or power. We must deliver annually to the trustee an officer’s statement indicating whether the signer knows of any default by us in performing any of our obligations under the indenture. Except a default in payment of principal or any premium, interest or additional amounts, or any sinking or purchase fund installment, the trustee may withhold notice of any continuing default from holders, if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05)

Defeasance

Unless otherwise described in a prospectus supplement with respect to any series of senior debt securities, if we deposit with the trustee, in trust, money, government obligations or a combination thereof which will in the written opinion of independent public accountants selected by us, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and additional amounts and premium, if any, on, a series of senior debt securities on the dates such payments are due in accordance with the terms of that series, we, at our option:

•
will be discharged from any and all obligations in respect of that series of senior debt securities on the 91st day after satisfaction of all conditions to the discharge, other than certain obligations to register the transfer or exchange of the senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust; or

•
effective upon the satisfaction of all applicable conditions, need not comply with certain restrictive covenants under the indenture or otherwise applicable to that series of senior debt securities and will not be limited by any restrictions with respect to merger, consolidation or sales of assets. (Section 8.02)

In order to exercise either of the options described above, no senior debt security event of default shall have occurred and be continuing under the indenture, and we must provide to the trustee:

•	an opinion of counsel to the effect that holders of the applicable series of senior debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of its option;

•	will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such option had not been exercised;

•
if senior debt securities are being discharged, a private letter ruling to the same effect as the opinion of counsel received from the U.S. Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the IRS;

•
an officers’ certificate to the effect that no senior debt security event of default or event which with the giving of notice or lapse of time, or both, would become a senior debt security event of default, with respect to the applicable series of senior debt securities shall have occurred and be continuing on the date of the deposit; and

•
if the senior debt securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of the option will not cause the senior debt securities to be delisted. (Section 8.02)

For purposes of the indenture, the term “government obligations” means generally:

•	direct noncallable obligations of the government which issued the currency in which the senior debt securities of the applicable series are denominated;

•	noncallable obligations which are fully guaranteed by that government with respect to the payment of principal and interest; or

•	noncallable obligations on which the full faith and credit of that government is pledged with respect to the payment of principal and interest. (Section 1.01)

In addition, we may obtain a discharge under the indenture with respect to all the senior debt securities of a series by depositing with the trustee, in trust, moneys or government obligations sufficient to pay at maturity or upon redemption all of the principal, premium, interest and additional amounts payable with respect to the senior debt securities of that series if all of those senior debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. We are not required to deliver an opinion of counsel or ruling relating to the tax consequences to holders for this discharge. (Section 8.01) After any discharge of senior debt securities pursuant to the terms of the indenture described above, the holders of those senior debt securities will be able to look solely to the trust fund, and not to us, for payments of principal and any premium, interest or additional amounts. (Sections 8.01 and 8.02)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless:

•	the successor or transferee corporation is a corporation organized and existing under the laws of the U.S. or a state thereof;

•	the successor or transferee corporation assumes by supplemental indenture all of our obligations under the senior debt securities and the indenture; and

•
we or the successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the senior debt securities or the indenture.

We will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the indenture. Upon any consolidation or merger or any sale, lease or conveyance of all or substantially all of our assets, the successor or transferee corporation shall succeed to, and be substituted for us, under the indenture, and may exercise all rights and powers. (Sections 5.01 and 5.02) Thereafter, all obligations of the predecessor corporation will terminate. (Section 5.01)

Modification of the Indenture

The indenture permits us and the trustee to amend or supplement the indenture or the senior debt securities without notice to or the consent of any holder of a senior debt security for certain purposes, including to:

•	cure any ambiguity, defect or inconsistency;

•	comply with Section 5.01 (relating to when we may consolidate, merge or sell all or substantially all of its assets);

•	provide for uncertificated senior debt securities;

•	establish the form or terms of senior debt securities of any series; or

•	make any change that does not adversely affect the rights of any holder of a senior debt security. (Section 9.01)

We and the trustee may modify or amend certain other provisions of the indenture only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series issued under the indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each senior debt security affected thereby:

•	reduce the percentage of senior debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or rates or extend the time for payment of interest or additional amounts, if any, on any senior debt security;

•	reduce the principal of or premium, if any, on or extend the fixed maturity of any senior debt security;

•	modify or effect in any manner adverse to the holders of senior debt securities the terms and conditions of our obligations in respect of its obligations under the indenture;

•	waive a default in the payment of principal of or premium or interest or additional amounts, if any, on any senior debt security;

•	impair the right to institute a suit for the enforcement of any payment with respect to any series of senior debt securities;

•	change a place of payment; or

•	make any senior debt security payable in currency other than that stated in the senior debt security. (Section 9.02)

Regarding the Trustee

The trustee is a participant in certain of our credit agreements, and we have maintained other banking relationships with the trustee in the normal course of business. The trustee also acts as trustee and paying agent for our 6 ½% Notes due March 15, 2008, 6.20% Notes due December 15, 2011, 7% Notes due March 15, 2018, and 4.75% Notes due February 15, 2014 and may act as trustee under other of our indentures, trusts and guarantees and those of our affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated May 1, 1996, as supplemented by the first supplement of indenture, dated August 14, 1998, and as may be further supplemented from time to time, between LNC and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago), as trustee. For purposes of this prospectus, we refer to the junior subordinated indenture, as supplemented from time to time, as the “subordinated indenture”, to the junior subordinated debt securities as “subordinated debt securities” and to J.P. Morgan Trust Company, National Association or any successor or additional trustee, in its capacity as trustee under the subordinated indenture, as the “subordinated indenture trustee.” The subordinated indenture (including the form of the subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The subordinated indenture has been qualified under the Trust Indenture Act.

This summary of the subordinated indenture and the subordinated debt securities relates to terms and conditions applicable to the subordinated debt securities generally. We will summarize the particular terms of any series of subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the subordinated indenture and the subordinated debt securities set forth below and the summary of the material terms of a particular series of subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the subordinated indenture and the subordinated debt securities for complete information regarding the terms and provisions of the subordinated indenture (including defined terms) and the subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of subordinated debt securities will rank equally with all other series of subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our Senior Debt (as defined below). See “—Subordination.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets. We rely primarily on dividends from our subsidiaries to meet our obligations. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of subordinated debt securities should look only to our assets for payments on the subordinated debt securities. Except as otherwise provided in the applicable prospectus supplement, the subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the subordinated indenture, the indenture or any other indenture that we may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

We will issue the subordinated debt securities in one or more series pursuant to an indenture supplemental to the subordinated indenture or a resolution of our board of directors or a committee thereof.

The applicable prospectus supplement will describe the following terms of the subordinated debt securities:

•	the title of the subordinated debt securities;

•	any limit upon the aggregate principal amount of the subordinated debt securities;

•	the date or dates on which the principal of the subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•
the rate or rates, if any, at which the subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•
the place or places where the principal of and premium, if any, and interest on the subordinated debt securities will be payable and where the subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the subordinated debt securities and the subordinated indenture may be made;

•	the terms and conditions upon which subordinated debt securities may be redeemed, in whole or in part, at our option or a holder of subordinated debt securities;

•
our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the subordinated debt securities and the terms and conditions upon which the subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•
if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the subordinated debt securities shall be payable, or in which the subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the subordinated indenture with respect to the subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•
any additions or changes to the subordinated indenture with respect to a series of subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the subordinated debt securities and the manner in which these amounts will be determined;

•
the terms and conditions relating to the issuance of a temporary global security representing all of the subordinated debt securities of the series and the exchange of the temporary global security for definitive subordinated debt securities of the series;

•
whether the subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and the depositary for the global securities, which depositary will be a clearing agency registered under the Securities Exchange Act of 1934;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the subordinated debt securities into trust preferred securities;

•	the form of trust agreement and guarantee agreement, if applicable;

•
the relative degree, if any, to which subordinated debt securities of the series shall be senior or subordinated to other series of our subordinated debt securities or other indebtedness in right of payment, whether other series of subordinated debt securities or other indebtedness are outstanding or not; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture.

We may sell subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any subordinated debt securities in the applicable prospectus supplement.

If the purchase price of any subordinated debt securities is payable in one or more foreign currencies or currency units or if any subordinated debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium or interest, if any, on, any subordinated debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If any index is used to determine the amount of any principal, premium or interest payable with respect to any series of subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Subordinated debt securities of any series will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. (Section 3.02)

Holders may present subordinated debt securities for exchange as provided above, and holders may present subordinated debt securities for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement. This may be done without service charge upon payment of any taxes and other governmental charges as described in the subordinated indenture. We have appointed the subordinated indenture trustee as securities registrar under the subordinated indenture. If the applicable prospectus supplement refers to any transfer agents initially designated by us with respect to any series of subordinated debt securities in addition to the securities registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of subordinated debt securities.

In the event of any redemption, neither we nor the subordinated indenture trustee will be required to:

•
issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any subordinated debt securities selected for redemption, except the unredeemed portion of any subordinated debt securities being redeemed in part.

Global Subordinated Debt Securities

We may issue the subordinated debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depository or its nominee identified in the prospectus supplement relating to that series. We will issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual subordinated debt securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of subordinated debt securities will be exchangeable for individual subordinated debt securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in our sole discretion if we determine not to have any subordinated debt securities of that series represented by a global security;

•
if we so specify with respect to a series of subordinated debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing subordinated debt securities of that series if the exchange is made on terms acceptable to us, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to that series of subordinated debt securities.

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of subordinated debt securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and any premium and interest on subordinated debt securities will be made at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement. However, at our option, we may make payment of any interest:

•	except in the case of global subordinated debt securities, by check mailed to the address, as it appears in the securities register, of the person or entity entitled to the payment; or

•
by transfer to an account maintained by the person or entity entitled to the payment as specified in the securities register, if we have received proper transfer instructions by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on subordinated debt securities to the person or entity in whose name the subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of subordinated debt securities.

Any moneys that we deposit with the subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an

“extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	subordinated debt securities will not be subject to any sinking fund;

•
we may, at our option, redeem the subordinated debt securities of any series in whole at any time or in part from time to time. We may redeem subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•
if a Subordinated Debt Security Tax Event described below has occurred and is continuing with respect to a series of subordinated debt securities, we may, at our option, redeem that series of subordinated debt securities in whole, but not in part, at any time within 90 days of the occurrence of the Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

“Subordinated Debt Security Tax Event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that:

•	as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or

•	as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

•
which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of subordinated debt securities under the subordinated indenture,

•
there is more than an insubstantial risk that interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of subordinated debt securities, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other subordinated debt securities) that rank equally with or junior in interest to the subordinated debt securities; or

•
make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the subordinated debt securities;

if at such time, any event has occurred of which we have actual knowledge that:

•	with the giving of notice or the lapse of time, or both, would constitute a subordinated debt security event of default with respect to the subordinated debt securities of that series;

•	which default we have not taken reasonable steps to cure;

•
if the subordinated debt securities are held by a trust of a series of related trust preferred securities, we are in default with respect to its payment of any obligations under the guarantee relating to those trust preferred securities; or

•
we have given notice of our selection of an extension period as provided in the subordinated indenture with respect to the subordinated debt securities of that series and has not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•
redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of rights or the issuance of stock under those plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Subordinated Indenture

From time to time, we and the subordinated indenture trustee may, without the consent of the holders of any series of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•
curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of subordinated debt securities or, in the case of corresponding subordinated debt securities, the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act.

We and the subordinated indenture trustee may generally modify the subordinated indenture in a manner affecting the rights of the holders of one or more series of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding subordinated debt security affected:

•
change the stated maturity or reduce the principal amount of any series of subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the subordinated indenture; or

•	reduce the percentage of principal amount of subordinated debt securities of any series, the holders of which are required to consent to a modification of the subordinated indenture.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities in any material respect,

•	no termination of the subordinated indenture may occur, and

•	no waiver of any subordinated debt security event of default or compliance with any covenant under the subordinated indenture may be effective,

in each case without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the subordinated indenture trustee may execute a supplemental subordinated indenture for the purpose of creating any new series of subordinated debt securities without the consent of any holder of subordinated debt securities.

Subordinated Debt Security Events of Default

The subordinated indenture provides that any one or more of the following events with respect to a series of subordinated debt securities that has occurred and is continuing constitutes a “subordinated debt security event of default” with respect to that series of subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of subordinated debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•
failure to observe or perform in any material respect certain other covenants contained in the subordinated indenture for 90 days after written notice has been provided to us by the subordinated indenture trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series; or

•	certain events relating to our bankruptcy, insolvency or reorganization. (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of an applicable series of subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee. The subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of subordinated debt securities may declare the principal due and payable immediately upon a subordinated debt security event of default. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the subordinated indenture trustee or the holders of the corresponding subordinated debt securities fail to declare the principal due and payable immediately upon a subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the subordinated indenture trustee has been deposited with the subordinated indenture trustee. In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right. (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may, on behalf of the holders of all the affected subordinated debt securities of that series, waive any past default, except:

•
a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the subordinated indenture trustee; or

•
a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the subordinated indenture without the consent of the holder of each outstanding subordinated debt security.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right. We must file annually with the subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the subordinated indenture. (Section 5.2)

If a subordinated debt security event of default has occurred and is continuing as to a series of subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding subordinated debt securities, and any other amounts payable under the subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). (Section 5.8) We may not amend the subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934. (Section 9.2) We will have the right under the subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Securities We May Sell—Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

We may not consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, and no person or entity may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•
if we consolidate with or merge into another person or entity or convey or transfer our properties and assets substantially as an entirety to any person or entity, the successor person or entity is organized under the laws of the U.S. or any state or the District of Columbia and expressly assumes our obligations under the subordinated debt securities and the subordinated indenture;

•
immediately after giving effect to the transaction, no subordinated debt security event of default, and no event which, after notice or lapse of time or both, would become a subordinated debt security event of default, shall have occurred and be continuing;

•
in the case of subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	certain other conditions prescribed in the subordinated indenture are met. (Section 8.1)

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the subordinated debt securities.

Satisfaction, Discharge and Defeasance

The subordinated indenture provides that when:

•
all subordinated debt securities not previously delivered to the subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the subordinated indenture trustee funds, in trust, in the currency or currencies in which those subordinated debt securities are payable;

•
the deposited amount is for the purpose and is sufficient to pay and discharge the entire amount of principal, premium and interest on those subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be

•	we have paid or caused to be paid all other sums payable pursuant to the subordinated indenture; and

•	certain other conditions prescribed in the subordinated debenture are met,

then with certain exceptions the subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the subordinated indenture. (Section 4.1)

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

Any subordinated debt securities issued by us under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the subordinated indenture. (Section 13.1) Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of Senior Debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the Senior Debt before the holders of subordinated debt securities or, in the case of corresponding subordinated debt securities, the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the subordinated debt securities. (Section 13.2)

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding Senior Debt (including any amounts due upon acceleration) before the holders of subordinated debt securities will be entitled to receive or retain any payment with respect to the subordinated debt securities. (Section 13.3)

No payments on account of principal, premium or interest, if any, in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default. (Section 13.4)

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•
every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•
every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•
every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. (Section 1.1)

“Senior Debt” means the principal of, and premium and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us) whether or not such claim for post-petition interest is allowed in that proceeding), on Debt, whether incurred on or prior to the date of the subordinated indenture or incurred after that date, unless, in the instrument creating or evidencing the Debt or pursuant to which the Debt is outstanding, it is provided that the obligations with respect to that Debt are not superior in right of payment to the subordinated debt securities or to other Debt which is equal with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt shall not be deemed to include:

•	any of our Debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code,

•	any of our Debt to any of our subsidiaries,

•	any of our Debt to any of our employees,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other debt securities issued pursuant to the subordinated indenture. (Section 1.1)

The subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Subordinated Indenture Trustee

The subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the subordinated indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which the subordinated trustee might incur in connection with its exercise of those powers. The subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The subordinated trustee is a participant in certain of our credit agreements, and we have maintained other banking relationships with the trustee in the normal course of business. The subordinated indenture trustee acts as property trustee and guarantee trustee for our 7.65% Series E trust preferred securities and 6.75% Series F trust preferred securities and may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Corresponding Subordinated Debt Securities

We may issue corresponding subordinated debt securities in one or more series of subordinated debt securities under the subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding subordinated debt securities issued by us to the trust. We will issue each series of corresponding subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding subordinated debt securities will rank equally with all other series of subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding subordinated debt securities will have certain rights in connection with modifications to the subordinated indenture and upon occurrence of subordinated debt security events of default as described under “—Modification of Subordinated Indenture” and “—Subordinated Debt Security Events of Default”.

If a Special Event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding subordinated debt securities at any time within 90 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the subordinated indenture. The redemption price for any corresponding subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding trust securities. We may not redeem a series of corresponding subordinated debt securities in part unless we have paid in full all accrued and unpaid interest on all outstanding corresponding subordinated debt securities of that series for all interest periods terminating on or prior to the redemption date.

We will covenant in the subordinated indenture as to each series of corresponding subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•	a Tax Event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•
We have elected, and have not revoked such election, to pay additional sums (which we define under “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) with respect to the trust securities,

We will pay to the trust the additional sums.

We will also covenant, as to each series of corresponding subordinated debt securities that:

•
we or any of our permitted successors under the subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding subordinated debt securities;

•	we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•
we will use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. We have outstanding one series of preferred stock, consisting of LNC’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock.” At February 3, 2006, we had issued and outstanding 174,159,561 shares of common stock and 15,335 shares of Series A preferred stock.

As described under “Description of Securities We May Sell—Depositary Shares”, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law, which we refer to the IBCL and our articles of incorporation (including a board of directors’ certificate of resolution designating the rights and preferences of the Series A preferred stock), and the rights agreement described below, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

Transfer Agent and Registrar.    Our common stock is traded on the New York, Pacific and Chicago Stock Exchanges under the symbol “LNC.” The registrar and transfer agent is Mellon Investor Services LLC.

Voting Rights.    Each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights.    The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights.    In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights.    Holders of our common stock do not have any preemptive or similar equity rights.

Shareholders Rights Plan

We have in place a shareholders rights plan, which is referred to as the Rights Plan, which could discourage unwanted or hostile takeover attempts that are not approved by our board of directors. The Rights Plan permits holders of our common stock to purchase either shares of our common stock or shares of the acquirer at a discount to the market value in response to specified takeover events. These rights do not apply to the merger. The Rights Plan is expected to continue in effect after the merger until it expires on November 14, 2006 or is extended by our board of directors.

The Rights.    On November 6, 1986, our board of directors declared a dividend of one common share purchase right, which is referred to as a Right or Rights, for each share of our common stock then outstanding and each share of our common stock issued thereafter. The Rights currently trade with our common stock.

Exercisability.    The Rights separate from the shares of our common stock upon the “Distribution Date,” which is the earlier of either (i) the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of our common stock or (ii) the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which will result in such person owning 15% or more of our common stock, in both scenarios the persons are referred to as an Acquiring Person. After separation, each Right entitles its holder to purchase from us one common share at an “Exercise Price” of $200.00, until the earlier of November 14, 2006, unless the Rights Plan is extended or the Rights are redeemed by our board of directors. The Rights will begin trading separately following the Distribution Date.

Flip-Over Events and Flip-In Events.    In the event that (i) we are acquired in a merger or other business combination, (ii) any person consolidates or mergers with us and all or part of our common stock is exchanged for securities, cash or property of any other person or (iii) 50% or more of our consolidated assets or earning power are sold, which is referred to collectively as a Flip-Over Event, each Right will entitle its holder, other than the Acquiring Person, to purchase at the Exercise Price, upon exercise of the Right, common stock in the surviving corporation with a market value of two times the Exercise Price. In the event that a person acquires 15% or more of our outstanding common stock, which is referred to as a Flip-In Event, alternatively, each Right will entitle its holder, other than the Acquiring Person, the right to purchase at the Exercise Price, upon exercise of the Right, our common stock with a market value of two times the Exercise Price.

Exchange Option.    At any time after a person becomes an Acquiring Person, but before its acquisition of 50% or more of the our common stock, our board of directors may exchange Rights, other than the Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of our common stock per Right, subject to adjustment.

Redemption.    Rights are redeemable in whole, but not in part, at $0.01 per Right at anytime prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an acquiring person. Until a Right is exercised, the holder of the Right will have no rights as a shareholder, including without limitation, the right to vote or to receive dividends.

The purchase price payable and the number of shares of our common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock;

•
as a result of the grant to holders of our common stock of certain rights or warrants to subscribe for our common stock or convertible securities at less than the current market price of our common stock; or

•
as a result of the distribution to holders of our common stock of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in our common stock) or of subscription rights or warrants, other than those referenced above.

The Rights Agreement will not prevent our takeover. However, the Rights Agreement may cause a substantial dilution to a person or group that acquires 15% or more of our common stock unless our board of directors first elects to redeem the Rights. Nevertheless, the Rights Agreement should not interfere with a transaction that our board of directors determines is in our and our shareholders’ best interest because the Rights can be redeemed prior to the completion of that transaction or the Rights Agreement can be amended in any manner prior to the Distribution Date.

The complete terms of the Rights are contained in the Rights Agreement. The foregoing description of the Rights and the Rights Agreement is qualified in its entirety by reference to the Rights Agreement. To obtain a copy of the Rights Agreement, please see “Where You Can Find More Information”.

Preferred Stock

General.    Our articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding.    We currently have only one series of preferred stock outstanding, the Series A preferred stock. All outstanding shares of Series A preferred stock are duly authorized, validly issued, fully paid and non-assessable.

Series A Preferred Stock

Voting Rights.    Each holder of preferred stock of any series outstanding is entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders.

Special Voting Rights With Respect to Directors.  In the event that six or more quarterly dividends, whether or not consecutive, on any series of preferred stock are in default, the holders of any outstanding series of preferred stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two of our directors. This right will continue with respect to shares of cumulative preferred stock, including the Series A preferred stock, until all accumulated and unpaid dividends on all such shares, the holders of which are entitled to vote at the previous special meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative preferred stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

Other Special Voting Rights.    In addition, the approval of the holders of record of at least two-thirds of the outstanding shares of all series of our preferred stock, voting as a class, will be required to take the following actions:

•
amend our articles of incorporation to create or authorize any stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
to create or authorize any security convertible into shares of stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•
amend, alter, change or repeal any of the express terms of any outstanding preferred stock, or any series thereof, in any prejudicial manner (provided only holders of two-third of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•
merge or consolidate with another corporation where we are not the surviving entity, if the rights, preferences or powers of the preferred stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred shareholders; or

•
authorize, or revoke a previously authorized, voluntary dissolution of LNC, approve any limitation of the terms of our existence, or authorize the sale, lease, exchange or other disposition of all or substantially all of our property.

Dividend Rights.    To the extent permitted by law, holders of LNC Series A preferred stock are entitled to receive, but only when and as declared by our board of directors, cash dividends at the per annum rate of $3.00 per share, payable $0.75 per share quarterly. Dividends on the Series A preferred stock are cumulative.

Liquidation:    Holders of Series A preferred stock are entitled to a liquidation preference of $80.00 per share, plus accrued dividends, before any assets may be distributed to holders of our common stock or any other stock ranking junior to the Series A preferred stock.

Redemption:    The Series A preferred stock may be redeemed at any time at the option of our board of directors, in whole or in part, at a redemption price of $80.00 per share plus accrued but unpaid dividends.

Conversion.    Each share of Series A preferred stock is currently convertible at the option of the holder thereof into sixteen shares of our common stock, subject to certain further adjustments. There is no conversion rate adjustment for a merger.

Anti-Takeover Considerations

Certain Provisions of LNC’s Articles of Incorporation.

Our articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article VII, which deals with the number, classification, qualifications and removal of directors. Article VII provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors. The bylaws can be amended only by action of our board of directors. Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.

The provisions of Article VII requiring the affirmative vote of three-fourths of our voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

Article X of our articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.

The articles of incorporation also contain a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:

•	the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or

•	the transaction meets certain minimum price and procedural requirements.

In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction. The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock. The “fair price” provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are effected. The “fair price” provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares without seeking and obtaining the prior approval of the board of directors cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	10,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “preferred stock depositary”). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the number of whole shares of preferred stock underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by our with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election on our part to call any preferred stock for redemption,

the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The preferred stock depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the preferred stock depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to:

•	collect dividends and any other distributions on the preferred stock, and

•
without any liability for any interest, deliver the preferred stock, together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the preferred stock depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, we will pay all charges of the preferred stock depositary including charges in connection with:

•	the initial deposit of the preferred stock,

•	the initial issuance of the depositary receipts,

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote,

•	withdrawals of the preferred stock by the holders of depositary receipts, and

•	redemption or conversion of the preferred stock.

Miscellaneous

The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the preferred stock depositary as the holder of preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. The obligations under the deposit agreement are limited to performing its duties in good faith. Neither we nor the preferred stock depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the preferred stock depositary and the preferred stock depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered to us a notice of election to resign, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares representing preferred stock (which we refer to collectively as, the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts
and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities or subordinated debt securities,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	trust preferred securities of a trust, securing the holder’s obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

Trust Preferred Securities

Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities. The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “—Subordination of Common Securities.” Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding subordinated debt securities of LNC equal to the aggregate liquidation amount of the trust preferred securities and common securities. The property trustee of each trust will hold legal title to the corresponding subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities. In addition we will execute a guarantee for the benefit of the holders of the related trust preferred securities. Our obligations under each guarantee are subordinate to our Senior Debt. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments. See “Description of Securities We May Sell—Guarantees of Trust Preferred Securities.”

Distributions

Each trust’s trust preferred securities represent beneficial interests in the applicable trust. The revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding subordinated debt securities. If we do not make a required payment on the corresponding subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•
Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•
If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•
Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. (Section 4.1)

If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement (which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities. If we elect to defer interest payments on the subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement. (Section 4.1)

During the extension period, we may not, and may not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•
make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends on or distributions in our common stock;

•
redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of rights or the issuance of stock under stock plans in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, the trust will make each payment as described under “Book-Entry Issuance.” If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption.    If we repay or redeem any corresponding subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated debentures repaid or redeemed. The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding subordinated debt securities. See “Description of Securities We May Sell—Debt Securities—Junior Subordinated Debt Securities—Redemption.” (Section 4.2)

We will have the right to redeem any series of corresponding subordinated debt securities:

•	in whole at any time or in part from time to time, subject to the conditions described under “Description of Securities We May Sell—Debt Securities—Junior Subordinated Debt Securities—Redemption”;

•
at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each as defined below and which we collectively refer to as a “Special Event”) and subject to the further conditions described under “Description of Securities We May Sell—Debt Securities—Junior Subordinated Debt Securities—Redemption”; or

•	as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities.    If a Special Event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the Special Event. We have the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a Tax Event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding subordinated debt securities.

Extension of Maturity of Corresponding Subordinated Debt Securities.    If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding subordinated debt securities at the time that we exercise our right to elect to terminate the related trust and cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust. However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

The subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event.

“Investment Company Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities. (Section 1.1)

“Tax Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•
the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding subordinated debt securities,

•
interest payable by us on the series of corresponding subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes, or

•	the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•
The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•
any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance. (Section 1.1)

We cannot predict the market prices for the trust preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Book-Entry Issuance.” If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. (Section 4.2)

If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding. If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay. However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities”, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. (Section 4.2)

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement. (Section 4.2)

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed. (Section 4.2)

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable. (Section 4.3)

In the case of any trust agreement event of default resulting from a subordinated debt security event of default, we as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•	certain events of our bankruptcy, dissolution or liquidation;

•
the distribution of a like amount of corresponding subordinated debt securities to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the trust, which direction is optional and wholly within our discretion;

•	the redemption of all of the trust’s trust securities following a Special Event;

•	redemption of all of the trust’s trust preferred securities as described under “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange—Mandatory Redemption”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction. (Section 9.2)

If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities as described under “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange—Mandatory Redemption” or following a Special Event, the issuer trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable. If the property trustee determines that distribution of the corresponding subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”). If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental Indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding subordinated debt securities may be subject to optional redemption in whole but not in part. (Section 9.4)

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•
the occurrence of a subordinated debt security event of default under the subordinated indenture (see “Description of Securities We May Sell—Debt Securities—Junior Subordinated Debt Securities—Subordinated Debt Security Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•
default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event. (Section 1.1)

Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the trust agreement event of default is cured or waived. (Section 8.2) We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Section 8.16)

If a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “—Liquidation Distribution Upon Termination.” The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Issuer Trustees

Unless a subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any issuer trustee at any time. If a subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement. (Section 8.10)

Co-trustees and Separate Property Trustee

Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment. (Section 8.9)

Merger or Consolidation of Issuer Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•
the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities;

•
the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose identical to that of the trust;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, LNC has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•
we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes. (Section 9.5)

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights. (Section 6.1)

We, the property trustee and the administrative trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

•
to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

•
to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the issuer trustees may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•
receipt by the issuer trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the issuer trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•
change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date. (Section 10.2)

So long as any corresponding subordinated debt securities are held by the property trustee, the issuer trustees will not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under Section 5.13 of the subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities is due and payable; or

•
consent to any amendment, modification or termination of the subordinated indenture or the corresponding subordinated debt securities where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities. (Section 6.1)

The issuer trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action. (Section 6.1)

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement. (Section 6.2)

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own, the issuer trustees or any of our affiliates or any issuer trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

A trust may issue trust preferred securities of a series in whole or in part in the form of one or more global securities that the trust will deposit with, or on behalf of, the depository identified in the prospectus supplement relating to that series. Unless otherwise indicated in the applicable prospectus supplement, the depository will be DTC. A trust may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities it represents, a global security may not be transferred except as a whole:

•	by the depository for the global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of trust preferred securities will be exchangeable for individual trust preferred securities of that series in the following circumstances:

•	if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•	at any time in our sole discretion if we determine not to have any trust preferred securities of that series represented by a global security;

•
if we so specify with respect to a series of trust preferred securities, at any time upon the request of an owner of a beneficial interest in a global security representing trust preferred securities of that series if the exchange is made on terms acceptable to us, the subordinated indenture trustee and the depository; or

•	a subordinated debt security event of default has occurred and is continuing with respect to the corresponding subordinated debt securities.

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of trust preferred securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee and us. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•
the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•	no trust agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Section 8.3)

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities. J.P. Morgan Trust Company, National Association, whom we refer to in such capacity as the “guarantee trustee”, will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act. We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus. Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•
upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders. (Section 5.1)

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments. If we do not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all of our Senior Debt. See “—Status of the Guarantees.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which our subsidiaries are domiciled. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt, whether under the Indenture, any other indenture that we may enter into in the future or otherwise. See the prospectus supplement relating to any offering of trust preferred securities.

Our obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the subordinated debt securities, the subordinated indenture, any supplemental indentures to the subordinated indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “The Trusts,” “Description of Securities We May Sell—Trust Preferred Securities,” and “Description of Securities We May Sell—Debt Securities—Junior Subordinated Debt Securities.”

Status of the Guarantees

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our Senior Debt. (Section 6.1)

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust affiliated with us, which is a financing vehicle. (Section 6.2) Each guarantee will constitute a guarantee of payment and not of collection. (Section 5.5) Therefor, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4) Each guarantee will be held for the benefit of the holders of the related trust preferred securities. None of the guarantees places a limitation on the amount of additional Senior Debt that we may incur. We expect from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. (Section 8.2) The manner of obtaining any approval will be as set forth under “Description of Securities We May Sell— Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of LNC and will inure to the benefit of the holders of the related trust preferred securities then outstanding. (Section 8.1)

Events of Default

An event of default under each guarantee will occur upon the failure of LNC to perform any of its payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee. (Section 5.4)

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2)

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related trust; or

•	upon distribution of corresponding subordinated debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee. (Section 7.1)

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Relationship among the Trust Preferred Securities,
the Corresponding Subordinated Debt Securities
and the Guarantees

Full and Unconditional Guarantee

As and to the extent set forth under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” we will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions. Taken together, our obligations under each series of subordinated debt securities, the subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that we do not make payments on any series of corresponding subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of distributions to the holder. Our obligations under each guarantee are subordinate and junior in right of payment to all our Senior Debt.

Sufficiency of Payments

As long as we make interest and other payments when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•
the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•
the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Despite anything in the subordinated indenture to the contrary, we have the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent we have previously made, or concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our Senior Debt would not constitute a trust agreement event of default. However, in the event of payment defaults under, or acceleration of, our Senior Debt, the subordination provisions of the subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash. See “Description of Securities We May Sell—Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of us, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Dennis L. Schoff, Esquire, Senior Vice President and General Counsel of LNC and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts, and/or by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Schoff beneficially owns approximately 96,260 shares of our Common Stock including options exercisable within sixty (60) days of the date of the registration statement and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein) and LNC management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.